SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  November 19, 2004


                                SPECTRASITE, INC.
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)


                001-31769                                56-2027322
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         (Commission File Number)        (I.R.S. Employer Identification Number)


400 Regency Forest Drive, Cary, North Carolina             27511
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    (Address of principal executive offices)             (Zip Code)


                                 (919) 468-0112
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              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

              A.  ASB

              On November 19, 2004, SpectraSite, Inc. (the "COMPANY") entered into a Master Confirmation with Goldman, Sachs & Co. ("GOLDMAN"). A transaction under the Master Confirmation provides for the repurchase by the Company of approximately 2.7 million shares of its outstanding common stock from Goldman in an Accelerated Stock Buyback transaction. The shares were repurchased on November 19, 2004, using cash on hand and borrowings under the SpectraSite Communications, Inc.'s ("COMMUNICATIONS") credit facility, for an upfront payment of $150 million or $55.63 per share, subject to a market price adjustment provision which may require a payment to be made by the Company or to the Company based on the volume weighted average market trading price over an agreed upon period of time.

              In the ordinary course of their business, Goldman and its affiliates have engaged, and may in the future engage, in financial advisory and/or investment banking transactions with the Company and its affiliates. They have received and will receive customary fees and commissions for these transactions. Goldman was an underwriter in connection with the public offerings of the Company's common stock in October 2003, February 2004 and May 2004.

              B.  CREDIT FACILITY

              The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant ) is hereby incorporated by reference into this Item 1.01.


ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

              Effective November 19, 2004, Communications, an operating subsidiary of the Company, in connection with terminating its senior secured credit facility with lending commitments totaling approximately $638 million (the "OLD CREDIT FACILITY"), paid approximately $438.9 million, $438.2 million of which constituted the aggregate principal outstanding under the Old Credit Facility and $0.7 million of which constituted accrued interest and accrued expenses under such facility. The Old Credit Facility was scheduled to expire in December, 2007, however, its final maturity was subject to prepayment pursuant to the terms of the Credit Agreement, dated as of February 22, 2001, as amended (the "OLD CREDIT AGREEMENT").

              In the ordinary course of their respective businesses, the lenders under the Old Credit Facility and certain of their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates. They have received and will receive customary fees and commissions for these transactions.

              The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.02.



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ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
              AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

              On November 19, 2004, Communications refinanced its Old Credit Facility by entering into a Credit Agreement (the "NEW CREDIT AGREEMENT") with each of the lenders signatory thereto, led by TD Securities (USA) LLC and Citigroup Global Markets Inc., as Lead Arrangers, and Toronto Dominion (Texas) LLC, as administrative agent, to obtain a new $900 million senior secured credit facility (the "NEW CREDIT FACILITY"). The New Credit Facility replaces the Old Credit Facility, which was terminated effective November 19, 2004, upon payment in full of all outstanding indebtedness and any applicable charges or fees pursuant to the terms of the Old Credit Agreement.

              The New Credit Facility consists of a $200 million senior secured revolving credit facility, which matures in 2011, a $300 million senior secured delayed draw term loan facility, which matures in 2011, and a $400 million senior secured term loan facility, which matures in 2012. The New Credit Facility provides for borrowings at a base rate or LIBOR, as selected by Communications, plus a margin specified in the New Credit Agreement. The New Credit Facility includes, subject to certain conditions and limitations, a $400 million incremental facility that may be activated in whole or in part at any time and an option for prepayment without penalty or premium.

              Approximately $450 million of the proceeds from the New Credit Facility were drawn down at the closing, of which approximately $438.9 million was used to pay in full outstanding indebtedness, including accrued interest and accrued fees under the Old Credit Facility, and the balance was used to pay related fees and expenses and for other corporate purposes. The financial obligations of Communications and its subsidiaries under the Old Credit Facility have been fully satisfied and the related agreements, including the Old Credit Agreement, have been fully terminated pursuant to their terms.

              The obligations of Communications under the New Credit Facility are guaranteed by the Company and Communications' present and future, direct or indirect domestic restricted subsidiaries. These obligations are secured by (i) a first priority perfected lien on all ownership interests in Communications and its present and future, direct or indirect restricted subsidiaries (but not to exceed 66% of all ownership interests in any foreign restricted subsidiary),
(ii) all present and future, tangible or intangible assets of Communications and its present and future, direct or indirect domestic restricted subsidiaries and
(iii) a pledge of all existing and future intercompany indebtedness among Communications and all of its present and future domestic restricted subsidiaries.

              The New Credit Facility includes certain restrictive covenants. In particular, the ratio of total debt to annualized operating cash flow for Communications and its restricted subsidiaries (the "COMMUNICATIONS LEVERAGE RATIO") as of any fiscal quarter end and at the time of each borrowing under the facility shall not exceed 4.50 to 1.00. These covenants include, but are not limited to, the following:

    o Communications may make distributions to the Company funded by proceeds from the credit facility to permit the Company to repurchase shares of common equity or to pay dividends to stockholders, so long as (i) the Communications Leverage Ratio does not exceed 4.50 to 1.00 and (ii) the ratio of the total debt of the Company, Communications and its restricted subsidiaries to the annualized operating cash flow of the Company, Communications and its restricted subsidiaries (the "COMPANY LEVERAGE RATIO") is less than 6.00 to 1.00;

    o the Company may incur unsecured indebtedness if, after giving effect to the incurrence, the Company Leverage Ratio is less than 6.00 to 1.00; the Company may use the proceeds of this indebtedness to repurchase shares of its common equity or to pay dividends to stockholders;

    o Communications may make distributions to the Company from all of Communications' excess cash flow and from Communications' cash-on-hand as of the closing date of the New Credit Agreement (to the extent not used for any other purpose);

    o the Company may incur unsecured indebtedness to (i) contribute to Communications equity to be used for permitted acquisitions, or (ii) to refinance other indebtedness, if the Company Leverage Ratio (after giving pro forma effect to the incurrence of that indebtedness and the annualized operating cash flow of the business or assets acquired) is less than 7.50 to 1.00; and,

    o certain other limitations relating to (i) incurring additional indebtedness by the Company and Communications and its restricted subsidiaries, (ii) creating liens on the assets of the Company, Communications and its restricted subsidiaries, (iii) entering into guarantees by the Company, Communications and its restricted subsidiaries, and (iv) entering into transactions with related parties of Communications and its restricted subsidiaries.

              The New Credit Facility contains customary events of default. If an event of default occurs and is continuing, Communications might be required to repay all amounts outstanding under the New Credit Facility.

              The Company incorporates by reference in its entirety the terms, conditions and covenants included the New Credit Agreement, which is filed as
Exhibit 10.1 hereto.

              In the ordinary course of their respective businesses, the lenders under the New Credit Facility and certain of their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates. They have received and will receive customary fees and commissions for these transactions.


ITEM 7.01.    REGULATION FD DISCLOSURE

              On November 22, 2004, the Company issued a press release announcing that it repurchased approximately 2.7 million shares of its outstanding common stock from Goldman. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On November 22, 2004, the Company issued a press release announcing that Communications entered into a new $900 million senior secured credit facility. A copy of such press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this report pursuant to this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.



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ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a)           Exhibits.

              EXHIBIT NO.     DESCRIPTION
              -----------     -----------

               10.1 Credit Agreement, dated as of November 19, 2004, by and among SpectraSite Communications, Inc., as Borrower; the Registrant, as a Guarantor; TD Securities (USA) LLC and CitiGroup Global Markets Inc., as Lead Arrangers; TD Securities (USA) LLC, CitiGroup Global Markets Inc. and Deutsche Bank Securities, Inc., as Joint Book Runners; Deutsche Bank Securities, Inc., The Royal Bank of Scotland PLC and Lehman Commercial Paper Inc., as Co-Arrangers and Co-Documentation Agents; CitiCorp N.A., Inc. as Syndication Agent; Toronto Dominion (Texas) LLC, as Administrative Agent; and the other credit parties thereto.

               99.1           Press Release dated November 22, 2004.

               99.2           Press Release dated November 22, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SPECTRASITE, INC.



Date:  November 24, 2004                     By: /s/ Mark A. Slaven
                                                 -----------------------------
                                                 Name:  Mark A. Slaven
                                                 Title: Chief Financial Officer


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                                  EXHIBIT INDEX
                                  -------------


    EXHIBIT NO.       DESCRIPTION
    -----------       -----------

     10.1 Credit Agreement, dated as of November 19, 2004, by and among SpectraSite Communications, Inc., as Borrower; the Registrant, as a Guarantor; TD Securities (USA) LLC and CitiGroup Global Markets Inc., as Lead Arrangers; TD Securities (USA) LLC, CitiGroup Global Markets Inc. and Deutsche Bank Securities, Inc., as Joint Book Runners; Deutsche Bank Securities, Inc., The Royal Bank of Scotland PLC and Lehman Commercial Paper Inc., as Co-Arrangers and Co-Documentation Agents; CitiCorp N.A., Inc. as Syndication Agent; Toronto Dominion (Texas) LLC, as Administrative Agent; and the other credit parties thereto.

     99.1             Press Release dated November 22, 2004.

     99.2             Press Release dated November 22, 2004.